As filed with the Securities and Exchange Commission on September 9, 2021
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 205499

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM FUNDING AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		6199 (Primary Standard Industrial Classification Code Number)	47-3844457 (I.R.S. Employer Identification Number)

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Telephone No.: (813) 222-8996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Telephone No.: (813) 222-8996

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.                                                                                                       M. Ali Panjwani, Esq.

Foley & Lardner LLP                                                                                                   Pryor Cashman LLP

100 North Tampa Street, Suite 2700                                                                            7 Times Square

Tampa, Florida 33602                                                                                                    New York, New York 10036

Telephone No.: (813) 229-2300                                                                                      Telephone No.: (212) 421-4100

Facsimile No.: (813) 221-4210

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒		Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each Unit consisting of one share of common stock, par value $0.001 per share and one common warrant to purchase one share of common stock	$28,750,000	$3,136.63
(i) Common stock included in the Units (3)	-	-
(ii) Common warrants included in the Units(3)	-	-
Shares of common stock issuable upon exercise of common warrants (4)	$28,750,000	$3,136.63
Representative’s warrants (5)	-	-
Common Stock issuable upon exercise of Representative’s warrants (6)	$1,581,250	$172.52
Total	$59,081,250	$6,445.78

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(4)	Pursuant to Staff Compliance and Disclosure Interpretation 240.06, equals the aggregate exercise price of the warrants.
(5)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s warrants are exercisable for up to the number of shares of common stock equal to 5% of the aggregate number of shares included in the Units sold in this offering at a per share exercise price equal to 110% of the public offering price of the Units. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,581,250, which is equal to 110% of $1,437,500 (5% of the proposed maximum aggregate offering price of $28,750,000).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2021

PRELIMINARY PROSPECTUS

[______] Units
Each Unit Consisting of
One Share of Common Stock
and
One Common Warrant to Purchase One Share of Common Stock

We are offering [______] units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock (together with the shares of common stock underlying such common warrants). Each common warrant contained in a unit will have an exercise price per share equal to $[______] per share. The common warrants contained in the units will be exercisable immediately and will expire on the five year anniversary of the original issuance date. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the common warrants contained in the units.

The units will not be issued or certificated. The shares of common stock and the common warrants can only be purchased together in this offering but the securities contained in the units will be issued separately.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. We have assumed a public offering price of $[______] per unit, which is the last reported sale price for our common stock as reported on the Nasdaq Capital Market on [______], 2021. The public offering price per unit will be determined between us and the underwriter based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants will be limited.

You should read carefully this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described in this prospectus under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” beginning on page 7 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discount (1)
Proceeds, before expenses, to us (2)
(1)	The terms of our arrangement with the underwriter are described under the section entitled “Underwriting” beginning on page 7.
(2)	We estimate the total expenses of this offering payable by us, excluding the underwriting discount, will be approximately $[______]. All costs associated with the registration will be borne by us.

1

Delivery of the securities offered hereby is expected to be made on or about         , 2021.

The offering is being underwritten on a firm commitment basis. The underwriter has an option exercisable within [______] days from the date of this prospectus to purchase up to [______] additional shares of common stock and/or common warrants from us at the public offering price, less the underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $[______], and the total proceeds to us, before expenses, will be $ [______] , excluding potential proceeds from the exercise of the common warrants included in such option.

Maxim Group LLC

The date of this prospectus is  [______], 2021.

2

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to “LM Funding America” or the “Company,” refer to (i) following the date of the Corporate Reorganization (as defined herein), LM Funding America, Inc., a Delaware corporation, and its consolidated subsidiaries and (ii) prior to the date of the Corporate Reorganization, LM Funding, LLC, a Florida limited liability company, and its consolidated subsidiaries. This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www.lmfunding.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements and the additional information described in this prospectus under the heading “Where You Can Find More Information,” before making an investment decision. See the “Risk Factors” section of this prospectus beginning on page 7 and in the documents incorporated by reference into this prospectus for a discussion of the risks involved in investing in our securities.

Overview

We are a specialty finance company that provides funding to nonprofit community associations primarily located in the state of Florida. We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments. Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts.  In addition to our original product offering, we have started purchasing Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program, and are exploring other specialty finance business opportunities that are complementary to or that can leverage our historical business.

Specialty Finance Company

We purchase an Association’s right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount”. Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under our New Neighbor Guaranty™ program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables. We intend to leverage our proprietary software platform, as well as our industry experience and knowledge gained from our original line of business, to expand the New Neighbor Guaranty™ program in certain situations and to potentially develop other new products in the future.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Specialty Finance Products

Original Product

Our original product relies upon Florida statutory provisions that effectively protect the principal amount invested by us in each Account. In particular, Section 718.116(1), Florida Statutes, makes purchasers and sellers of a unit in an Association jointly and severally liable for all past due assessments, interest, late fees, legal fees, and costs payable to the Association. As discussed above, the Florida Statutes grants to Associations a so-called “super lien”, which is a category of lien that is given a statutorily higher priority than all other types of liens other than property tax liens. The amount of the Association’s priority over a first mortgage holder that takes title to a property through foreclosure (or deed in lieu), referred to as the Super Lien Amount, is limited to twelve months’ past due assessments or, if less, one percent (1.0%) of the original mortgage amount. Under our contracts with Associations for our original product, we pay Associations an amount up to the Super Lien Amount for the right to receive all collected interest and late fees on Accounts purchased from the Associations.

In other states in which we have offered our original product, which are currently only in Washington, Colorado and Illinois, we rely on statutes that we believe are similar to the above-described Florida statutes in relevant respects. A total of approximately 22 U.S. states, Puerto Rico and the District of Columbia have super lien statutes that give Association assessments super lien status under some circumstances, and of these states, we believe that all of these jurisdictions other than Alaska have a regulatory and business environment that would enable us to offer our original product to Associations in those states on materially the same basis.

New Neighbor Guaranty

In 2012, we developed a new product, the New Neighbor Guaranty™, wherein an Association assigns substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payments in an amount equal to the regular ongoing monthly or quarterly assessments for delinquent units when those amounts would be due to the Association. We assume both the payment and collection obligations for these assigned Accounts under this product. This simultaneously eliminates an Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed assessment payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the product enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Before we implement the New Neighbor Guaranty™ program for an Association, an Association typically asks us to conduct a review of its accounts receivable. After we have conducted the review, we inform the Association which Accounts we are willing to purchase and the terms of such purchase. Once we implement the New Neighbor Guaranty™ program, we begin making scheduled payments to the Association on the Accounts as if the Association had non-delinquent residents occupying the units underlying the Accounts. Our New Neighbor Guaranty™ contracts typically allow us to retain all collection proceeds on each Account other than special assessments and accelerated assessment balances. Thus, the Association foregoes the potential benefit of a larger future collection in exchange for the certainty of a steady stream of immediate payments on the Account.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020.  For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

Recent Developments

Reverse Stock Split

On April 21, 2021, the Board approved a one-for-five reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). On May 5, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m. Eastern Time on May 7, 2021, and the Company’s common stock began trading on a split-adjusted basis on May 7, 2021.

Sponsorship of LMF Acquisition Opportunities, Inc.

On January 28, 2021, LMF Acquisition Opportunities, Inc. (“LMF Acquisition”), a special purpose acquisition company organized by the Company, announced the closing of an initial public offering of units (“Units”).  In the initial public offering, LMF Acquisition sold an aggregate of 10,350,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $103,500,000.  Each Unit consisted of one share of Class A common stock and one redeemable warrant, with each warrant entitling the holder thereof to purchase one share of Class A common stock of LMF Acquisition at a price of $11.50 per share. LMFAO Sponsor, LLC (“Sponsor”), a subsidiary in which the Company owns approximately 70% of the equity and for which the Company is the sole manager, served as the sponsor for LMF Acquisition’s initial public offering.

Sponsor was organized by, and its initial capital contribution was contributed by, the Company and the Company’s executive officers.  The Company’s executive officers and LMF Acquisition’s directors collectively own an approximately 30% nonvoting equity interest in Sponsor, and LMF Acquisition is managed by the Company’s management team.  In connection with the initial public offering of LMF Acquisition, the Company loaned $5.7 million to Sponsor in an intercompany loan, which Sponsor used to purchase an aggregate of approximately 5,738,000 warrants of LMF Acquisition.  Prior to a business combination by LMF Acquisition, Sponsor holds 100% of the shares of Class B common stock outstanding of LMF Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of LMF Acquisition. Upon the successful completion of a business combination by LMF Acquisition, the proforma ownership of the new company will vary depending on the business combination terms.  If LMF Acquisition does not successfully complete a business combination in 18 months from its initial public offering (subject to a potential extension from the 18 month period to up to 21 months) or if the business combination is not successful, the Company can lose its entire investment in Sponsor.

Transactions with Borqs

On December 14, 2020, the Company entered into a Master Loan Receivables Purchase and Assignment Agreement (the “Purchase Agreement”) under which the Company agreed to purchase up to $18 million of loan receivables of Borqs Technologies, Inc. (NASDAQ: BRQS), a British Virgin Islands company (“Borqs”), from Borqs’ senior lenders, Partners for Growth IV, L.P. and Partners for Growth V. L.P.  As a part of the transaction, the Company entered into a Settlement Agreement, dated December 14, 2020 (the “Settlement Agreement”), with Borqs pursuant to which Borqs was obligated to issue shares of Borqs common stock to the Company (the “Settlement Shares”), in one or more tranches, in settlement of the loan receivables acquired by the Company under the Purchase Agreement.  This transaction was completed on February 11, 2021 and the Company realized $5.7 million from the transaction.

In a separate transaction that was funded after December 31, 2020 and as previously disclosed on December 16, 2020, the Company and Esousa Holdings, LLC, a private investor (the “Investor”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which the Investor agreed to provide consulting services and make one or more non-recourse loans to the Company in a principal amount of up to the purchase price of the Borqs loan receivables purchased by the Company.  The Loan Agreement does not provide a fixed rate of interest, and the Company and Investor agreed to split the net proceeds from the Company’s sale of the Settlement Shares, with the Company receiving one-third of the net proceeds after a return of Investor’s principal and the Investor receiving return of principal plus two-thirds of the net proceeds thereafter.

In an additional transaction on February 24, 2021, the Company entered into a specialty finance transaction with Borqs, under which the Company agreed to purchase Senior Secured Convertible Promissory Notes of Borqs (the “Borqs Notes”) up to an aggregate principal amount of $5 million.  The Borqs Notes are due in two years, have an annual interest rate of 8%, are convertible into ordinary shares of Borqs at a 10% discount from the market price, and have 90% warrant coverage (with the warrants exercisable at 110% of the conversion price.  One-third of the Borqs Notes ($1,666,500) were funded by the Company at the execution of definitive agreements for the transaction, and two-thirds of the Borqs Notes ($3,333,500) to be purchased by the Company are required to be purchased and funded upon the satisfaction of certain conditions, including effectiveness of a registration statement to be filed by Borqs by April 15, 2021.  The registration was deemed effective on May 3, 2021 and the Company completed this funding on May 6, 2021.

Corporate Information

LM Funding, LLC, our wholly-owned subsidiary, was originally organized in January 2008 as a Florida limited liability company. Historically, all of our business was conducted through LM Funding, LLC and its subsidiaries.  Immediately prior to our initial public offering in October 2015, the members of the LM Funding, LLC contributed all of their membership interests to LM Funding America, Inc., a Delaware corporation incorporated on April 20, 2015, in exchange for an aggregate of 210,000 shares of the common stock of LM Funding America, Inc. (the “Corporate Reorganization”).  Immediately after such contribution and exchange, the former members of LM Funding, LLC became the holders of 100% of the issued and outstanding common stock of LM Funding America, Inc., thereby making LM Funding, LLC a wholly-owned subsidiary of LM Funding America, Inc.

Our principal executive offices are located at 1200 Platt Street, Suite 1000, Tampa, Florida 33602, and our telephone number is (813) 222-8996. Our website is www.lmfunding.com and all of our filings with the SEC are available free of charge on our website. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Offering

Units offered by us in this offering	[_____] units, each consisting of one share of our common stock and one common warrant to purchase one share of our common stock.
Common warrants offered by us in the offering

Common warrants to purchase an aggregate of [_____] shares of our common stock. Each unit includes a common warrant to purchase one share of our common stock. Each common warrant will have an exercise price per share equal to $          , will be immediately separable from the common stock, will be immediately exercisable and will expire on the five year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Option to purchase additional securities

The underwriter has an option to purchase up to [_____] additional shares of common stock and/or [_____] common warrants from us at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option at any time and from time to time within 45 days from the date of this prospectus.

Common stock outstanding prior to this offering	[_____] shares of common stock.
Common stock outstanding after this offering

[_____] shares of common stock or [_____] shares of common stock if the underwriter exercises in full its option to purchase additional securities in the form of shares of common stock (assuming the sale of all securities offered hereby, at the assumed public offering price of $ [_____] per unit, the closing sale price of our common stock on the Nasdaq Capital Market on  [_____], 2021, and assuming no exercise of the warrants issued in this offering).

Use of proceeds	We intend to use the net proceeds received from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page 10 of this prospectus.
Representative’s warrants

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase [____]  shares of our common stock to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The  Representative’s Warrants will be exercisable commencing six months following the effective date of the registration statement of which this prospectus is a part and expiring on the fifth anniversary of the commencement of sales of this offering at an exercise price of $[_____]  (110% of the public offering price of the Units). Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Lock-up and Voting Agreement

We expect certain investors in this offering to agree with the representative to enter into a lock-up and voting agreement whereby each such investor will be subject to a lock-up period through the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. Additionally, such investors will agree to vote all shares of common stock they beneficially own on the closing date of this offering, including the shares purchased in the offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting.  Such investors’ agreement to vote their shares of common stock in accordance with the immediately preceding sentence does not require the holder to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors, provided that certain investors are required to vote in favor of any proposal to increase the authorized capital stock of the Company.

Trading Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. There is no established trading market for the or common warrants, and we do not expect a trading market to develop. We do not plan on applying to list the common warrants on the Nasdaq Capital Market, any national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of August 31, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share; and
•	3,860 shares of common stock reserved for future grant or issuance as of August 31, 2021 under our 2015 Omnibus Incentive Plan.

Unless otherwise indicated:

•	All historical shares and per share information included in this prospectus have been retroactively adjusted to reflect the Company’s Reverse Stock Split;
•	all information contained in this prospectus assumes no exercise of the warrants offered hereby; and
•	all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional securities in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus as well as the risks and uncertainties set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in our other filings with the SEC, which are incorporated by reference herein.  The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion with respect to the use of the proceeds from this offering.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for general corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the net tangible book deficit per share of the common stock included in the units or issuable upon exercise of the common warrants in this offering and may experience additional dilution of your investment in the future.

Since the effective price per share of common stock included in the units or issuable upon exercise of the common warrants being offered is substantially higher than the net tangible book deficit per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book deficit of the common stock included in the units or issuable upon the exercise of the common warrants issued in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

Subject to the lock-up provisions described under “Underwriting,” we are generally not restricted from issuing additional securities including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive common stock or substantially similar securities. We may conduct one or more additional offerings following this offering.

The issuance of securities in these or any other offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The exercise of outstanding stock options and warrants may also result in further dilution to your investment.

The exclusive jurisdiction clause set forth in the common warrants to be issued to investors in this offering may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

The common warrants to be issued in this offering provides for investors to consent to exclusive jurisdiction to courts located in New York, New York. This exclusive jurisdiction may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

A decline in the price of our common stock could adversely affect our ability to raise working capital.

Although there is a public market for our common stock, we can give no assurance that an active and liquid public market for the shares of the common stock will continue in the future. In addition, future sales of large amounts of common stock could adversely affect the market price of our common stock and our ability to raise capital. The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur. These factors could also have a negative impact on the liquidity of our common stock and our ability to raise working capital through future stock offerings.

4827-8778-5716.9

We do not pay cash dividends.

We have never paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Instead, we intend to apply earnings, if any, to the expansion and development of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price. The price may increase or decrease and may limit your ability to realize any value from your investment, including the initial purchase price.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares of common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

The warrants issued in this offering may not have any value.

Each warrant will have an exercise price equal to $           and will expire on the fifth anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the common warrants included in the units being offered by us in this offering.

There is no established public trading market for the common warrants included in the units being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the common warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference into this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “believes,” or the negative thereof or any variation thereon or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation:

•	our ability to purchase defaulted consumer receivables at appropriate prices,
•	competition to acquire such receivables,
•	our dependence upon third party law firms to service our accounts,
•	our ability to obtain funds to purchase receivables,
•	our ability to manage growth or declines in the business,
•	changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables,
•	the impact of class action suits and other litigation on our business or operations,
•	our ability to keep our software systems updated to operate our business,
•	our ability to employ and retain qualified employees,
•	our ability to establish and maintain internal accounting controls,
•	changes in the credit or capital markets,
•	changes in interest rates,
•	deterioration in economic conditions,
•	the spread of the coronavirus (COVID-19), its impact on the economy generally and, more specifically, the specialty finance or specialty health insurance industries,
•	negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and
•

other factors set forth under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, each as filed with the SEC, as well as any update in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed from time to time with the SEC, that are incorporated by reference into this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $[______] from the sale of our securities in this offering, based on an assumed public offering price of $[______] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on [______], 2021, and assuming the sale of [______] units after deducting the underwriting fees and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares of common stock and/or common warrants, we estimate the net proceeds from this offering will be approximately $[______] from the sale of our securities (assuming that the option is exercised solely with respect to shares of common stock), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The public offering price per unit will be negotiated between us and the underwriter based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. This amount excludes the proceeds, if any, from the exercise of common warrants in this offering. If all of the common warrants sold in this offering were to be exercised in cash at an exercise price of $           per share, we would receive additional net proceeds of approximately $           million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

We have not otherwise determined the amounts we plan to spend on more specific areas or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

A $0.25 increase or decrease in the assumed public offering price of $[______] per unit, based on the last reported sale price for our common stock as reported on the Nasdaq Capital Market on [______], 2021, would decrease or increase the number of units sold in this offering by approximately [______] units and [______] units, respectively, which would decrease or increase the amount of common stock issued by [______] shares and [______] shares, respectively, and the number of common warrants issued by [______] common warrants and [______] common warrants, respectively.

Similarly, each increase or decrease of [______] units offered by us would increase or decrease the net proceeds to us by approximately $[______] assuming the assumed public offering price per unit of $ [______] remains the same after deducting the underwriting discount and estimated offering expenses payable by us.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2021:

•	on an actual basis; and
•

on an as adjusted basis to give effect to the assumed sale of our securities in this offering and the receipt of approximately $[______] in net proceeds from the sale of such units, based on an assumed public offering price of $[____] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on [______], 2021, and assuming the sale of [______] units in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$ 22,173,690	$ [______]
Total liabilities	610,974	[______]
Non-controlling interest	323,914
Stockholders’ equity:
Common stock, par value $.001; 30,000,000 shares authorized; 5,414,296 shares issued and outstanding on an actual basis, [_____] issued and outstanding on an as adjusted basis	5,414	[______]
Additional paid-in capital	39,538,550	[______]
Accumulated deficit	(3,052,309)	[______]
Total stockholders’ equity	$ 36,491,655	$ [______]
Total liabilities and stockholders’ equity	$ 37,426,543	$ [______]

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of August 31, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share; and
•	3,860 shares of common stock reserved for future grant or issuance as of August 31, 2021 under our 2015 Omnibus Incentive Plan.

DILUTION

If you purchase our securities in this offering, you will experience dilution in the net tangible book value per share of the common stock you purchase to the extent of the difference between the combined public offering price per share and related warrants and the as adjusted net tangible book value per share of our common stock immediately after this offering, assuming no value is attributed to the warrants.

Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2021, our historical net tangible book value was approximately $36.8 million, or approximately $6.80 per share of common stock.

As adjusted net tangible book value is our historical net tangible book value, after giving effect to the assumed sale by us of units in this offering at an assumed public offering price of $[______] per unit, based on the last reported sale price of our common stock on the Nasdaq Capital Market on [______], 2021, after deducting estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of [______], 2021, would have been approximately $[__] million, or approximately $[______] per share, which excludes the common warrants to purchase shares of our common stock to be issued to investors in this offering. This represents an immediate increase in net tangible book value of approximately $[______] per share to existing stockholders and an immediate dilution of approximately $[______] per share to new investors purchasing shares of our common stock and warrants in this offering. The following table illustrates this per share dilution:

Assumed combined public offering price per unit		$[______]
Historical net tangible book value per share as of June 30, 2021	$6.80
Increase in historical net tangible book value per share attributable to this offering	$[__]
As adjusted net tangible book value per share as of June 30, 2021 after this offering		$[______]
Dilution in as adjusted net tangible book value per share to new investors		$ [______]

If the underwriter exercises its option to purchase additional shares of common stock and/or common warrants at the public offering price of $[______] per unit (and only shares of common stock are purchased pursuant to the option), less underwriting discounts and commissions, our pro forma as adjusted net tangible book value after this offering would be approximately $[______] million, or approximately $[______] per share, and have no significant impact on dilution per share to existing shareholders and immediate dilution in pro forma net tangible book value of approximately $[______] per share to investors purchasing our securities in this offering at the public offering price.

This table does not take into account further dilution to new investors that could occur upon the exercise of the warrants offered hereby or outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of August 31, 2021, which was 5,414,296, and does not include, as of that date:

•	28,600 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $3.361 per share;
•	25,000 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share;
•	338,300 shares of common stock issuable upon the exercise of warrants outstanding as of August 31, 2021, with a weighted average exercise price of $4.50 per share; and
•	8,140 shares of common stock reserved for future grant or issuance as of [______], 2021 under our 2015 Omnibus Incentive Plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering [______] units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock.  The share of common stock and accompanying common warrant included in each unit will be issued separately. Units will not be issued or certificated. We are also registering the shares of common stock included in the units and the common warrants included in the units offered hereby.

Common Stock

Authorized Capital Stock. Under our Certificate of Incorporation, we are authorized to issue 30,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series designated by our board of directors (the “Board of Directors”).

Voting Rights.  The holders of our Common Stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Common Stock present in person or represented by proxy, voting together as a single class. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by (in addition to any vote of the holders of one or more series of preferred stock that may be required to vote pursuant to the terms of our Certificate of Incorporation) the affirmative vote of holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of any of the provisions of the DGCL.

Dividends.  Holders of our Common Stock will share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by the Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends by us and subject to any restrictions or preferential rights on the payment of dividends imposed by the terms of any outstanding series of preferred stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets of the Company remaining after the payment of its liabilities, subject to the prior distribution rights of any series of preferred stock then outstanding.

Other Rights. Our Common Stock is not subject to redemption nor do holders of our Common Stock have any preemptive rights to purchase additional shares of Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Reverse Stock Split. On April 21, 2021, the Board approved a one-for-five (1:5) reverse split of our Common Stock. As a result of the Reverse Stock Split, every five shares of Common Stock (and such shares held in treasury) were automatically consolidated into one share of Common Stock, without any change in the par value per share, effective as of May 7, 2021. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s 2015 Equity Incentive Plan.

Listing on The Nasdaq Global Market.  Our Common Stock is listed on The Nasdaq Capital Market under the symbol “LMFA”.

Common Warrants

The following summary of certain terms and provisions of common warrants included in the units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant included in the units offered hereby will have an initial exercise price per whole share equal to $          . The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock included in the units and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be included in each unit.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Anti-Dilution

The warrants contain a full-ratchet anti-dilution exercise price adjustment upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Fundamental Transactions

If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) other similar transactions, then the warrant will become the right thereafter to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of common stock immediately prior to such transaction.

Representative’s Warrants

We also expect to have up to an additional [______] common stock purchase warrants outstanding ([_____] if the units reserved for the over-allotment are all sold), issuable to the underwriter of this offering (“Representative’s Warrants”). Each Representative Warrant is exercisable for one share of common stock on a cash basis at an exercise price of 110% of the price of each unit share of sold in the offering. The Representative’s Warrants will be non-exercisable for six (6) months after the effective date (the “Effective Date”) of the registration statement of which this Prospectus forms a part, and will expire five years from the commencement of sales in this offering. The Representative’s Warrants will be subject to the mandatory lock-up period in accordance with FINRA Rule 5110(e)(1).

The number of Representative’s Warrants outstanding and the exercise price of those securities will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E), in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. We will promptly notify the holders of the Representative’s Warrants in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by our company, sale of all or substantially all of the assets of the our company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of our company.

DIVIDEND POLICY

We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, as underwriter, with respect to the securities being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, an aggregate of       units.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The units we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

We have been advised by the underwriter that it proposes to offer the units directly to the public at the public offering prices set forth on the cover page of this prospectus. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $           per unit.

The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units offered by this prospectus, if any of these units are purchased, other than those shares and/or warrants covered by the option to purchase additional securities described below.

No action has been taken by us or the underwriter that would permit a public offering of the units in any jurisdiction where action for that purpose is required. None of the securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of units and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the units in any jurisdiction where that would not be permitted or legal.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants.

	Per Unit	Total Without Option	Total With Option
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds before expenses

We have agreed to pay the underwriters an aggregate fee equal to 8% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $[_____] after deducting underwriting commissions and other offering expenses.  We have agreed to reimburse the underwriter for up to $100,000 of its fees and expenses relating to this offering. We estimate the total expenses payable by us for this offering, excluding the underwriting discounts and commissions, to be approximately $[_____], which includes (i) reimbursement of the accountable expenses of the underwriter equal to $100,000, including the legal fees of the underwriter being paid by us and the costs and expenses of the “road show”, and (ii) other estimated expenses of approximately $[_____], which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities sold in this offering.

We have paid an expense deposit of $15,000 to the underwriter, which will be applied against actual, reasonable out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering. Any portion of the $15,000 expense deposit paid to the underwriter will be returned to us to the extent that offering expenses are not actually incurred by the underwriters in compliance with FINRA Rule 5110(f)(2)(C).

Option to Purchase Additional Securities

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional [_____] shares of common stock and/or [_____] warrants, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional shares of common stock and/or common warrants are purchased pursuant to such option, the underwriter will offer these securities on the same terms as those on which the securities are being offered hereby. The underwriter has informed us that it will decide on whether to exercise its option based on the then-current market conditions relative to our company’s securities. If needed, the underwriter would purchase additional shares of common stock in order to stabilize this offering. Warrants would be sourced by exercise of the underwriter’s option with respect to such warrants. Common stock would be sourced either by exercise of the underwriter’s option or in the open market. If common stock is sourced through the open market, we would not receive the proceeds from the sale of such common stock.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC Representative’s Warrants to purchase a number of shares equal to five percent (5%) of the total number of shares of common stock included in the units sold in this offering, at an exercise price equal to 110% of the price per unit sold in this offering. Each Representative’s Warrant is exercisable for one share of common stock at a cash exercise price of 110% of the price of each unit sold in the offering. The Representative’s Warrants will be subject to the mandatory lock-up period in accordance with FINRA Rule 5110(e) and will be non-exercisable for six (6) months after the Effective Date of the registration statement of which this Prospectus forms a part, and will expire five (5) years from the commencement of sales in this offering. The number of Underwriter’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E).

Right of First Refusal

We have also granted the underwriter a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for certain future public or private equity, offerings by us for the one year period following the closing of the offering.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock . Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our shares of common stock for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers, employees and consultants under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.  [In January 2020 and March 2020, we issued the underwriter a total of 186,000 shares of our common stock as compensation for certain advisory work performed by the underwriter.]  Pursuant to FINRA Rule 5110(g), such shares may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the later of the date of effectiveness or commencement of sales of this offering, other than in accordance with the rule.  The underwriter has entered into a lockup reflecting such restriction.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA.” We do not plan to list the common warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Foley & Lardner LLP, Tampa, Florida. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

MaloneBailey, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statements.  Our financial statements are incorporated by reference in reliance on MaloneBailey LLP’s report, given on its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants to purchase shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock and warrants offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including LM Funding America, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 1200 Platt Street, Suite 1000, Tampa, FL 33602 or telephoning us at (813) 222-8996.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.lmfunding.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by the amendment to our Annual Report on Form 10-K/A, filed on April 30, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;
•	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 29, 2021, February 11, 2021, and May 6, 2021;
•

The description of our common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-37605), filed with the SEC on October 22, 2015, including any amendments or reports filed for the purpose of updating such description; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we terminate the offering under this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: LM Funding America, Inc., (813) 222-8996, 1200 West Platt Street, Suite 100, Tampa, Florida 33606, Attention: Corporate Secretary.  You also may access these documents on our website at https://ir.lmfunding.com/sec-filings.  Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

[______] Units
Each Unit Consisting of
One Share of Common Stock
and
One Common Warrant to Purchase One Share of Common Stock

PROSPECTUS

Maxim Group LLC

          , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount to be Paid
SEC registration fee	$[____]
FINRA filing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous fees and expenses	*
Total	$*

* To be filed by amendment

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in a similar capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and by-laws provide indemnification for our directors, officers and employees to the fullest extent authorized by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer or employee of the Company, or, while a director, officer or employee of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee to the broadest extent permitted by the DGCL. Our certificate of incorporation and by-laws provide for advancement of expenses to an Indemnitee, provided that, to the extent that the DGCL requires, an advance of expenses incurred by an Indemnitee may only be made by delivery to the Company by the Indemnitee of an undertaking to repay all amounts so advanced if it is finally determined that such Indemnitee was not entitled to be indemnified by the Company. Our certificate of incorporation and by-laws also permit us to enter into agreements with any person that provide for indemnification greater or different than the indemnification provided in our certificate of incorporation or by-laws.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by the DGCL against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the

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advancement or payment of certain expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law or the indemnification agreement.

We may choose to obtain a general liability insurance policy to protect any director, officer, employee and agent of the Company, any director, officer, employee and agent of a subsidiary of the Company, and any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against liability asserted against such person or incurred by such person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, we issued the securities described below that were not registered under the Securities Act (share amounts have been retroactively adjusted to reflect the Registrant’s 1-for-5 reverse stock split effected April 21, 2021).

(a)

The Registrant entered into a Securities Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, LLC, or ESOUSA Holdings, pursuant to which the Registrant issued to ESOUSA Holdings a Senior Promissory Note in the original principal amount of $500,000 in exchange for a purchase price of $500,000. The maturity date of the Senior Promissory Note is six months after the date of issuance (subject to acceleration upon an event of default). The Note carries a 10.5% interest rate, with accrued but unpaid interest being payable on the Note’s maturity date. ESOUSA Holdings was also issued pursuant to the Securities Purchase Agreement five- year warrants exercisable at the closing per share bid price on April 2, 2018, to purchase 400,000 shares of the Company’s common stock.

(b)

The Registrant entered into a Common Stock Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million shares of the Registrant’s common stock over the two-year term of the agreement.

(c)

On March 23, 2020, the Company entered into a Share Exchange Agreement, dated March 23, 2020 (the “Share Exchange Agreement”), with Hanfor (Cayman) Limited, a Cayman Islands exempted company (“Hanfor”), and BZ Industrial Limited, a British Virgin Islands business company and the sole stockholder of Hanfor (“Hanfor Owner”).  In connection with the execution of the Share Exchange Agreement, the Company and Hanfor Owner entered into a Stock Purchase Agreement, dated March 23, 2020, pursuant to which Hanfor Owner agreed to purchase from Company an aggregate of 520,833 shares of Company common stock at a price of $2.40 per share, of which 104,167 shares were purchased on March 23, 2020 and 416,666 shares were purchased within 14 days of March 23, 2020.

The offers, sales and issuances of the securities described in each of the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of securities in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and are either filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Document Description
1.1*	Form of Underwriting Agreement.
2.1

Contribution Agreement, dated October 21, 2015, by and between CGR63, LLC, BRR Holding, LLC and LM Funding America, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on October 23, 2015).

2.2	Stock Purchase Agreement, dated January 16, 2019, by and between LM Funding America, Inc. and IIU, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on January 16, 2019).
2.3

Stock Purchase Agreement, dated January 8, 2020, by and between LM Funding America, Inc. and Craven House North America LLC (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on January 10, 2020).

2.4

Share Exchange Agreement, dated March 23, 2020, by and among LM Funding America, Inc., Hanfor (Cayman) Limited, and BZ Industrial Limited (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on March 27, 2020)

3.1

Certificate of Incorporation of LM Funding America, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).

3.2	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 5, 2021)
3.3	By-Laws of LM Funding America, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on November 5, 2018).
4.3	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.2 to Form 8-K filed on November 5, 2018).
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 18, 2020
4.5	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.8 to Form 10-K filed on April 14, 2020).
4.6*	Form of Common Warrant.
4.7*	Form of Representative’s Warrant.
4.8*	Form of Lock-Up and Voting Agreement.
5.1*	Opinion of Foley & Lardner LLP.
10.1#	LM Funding America, Inc. 2015 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 23, 2015)
10.2#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Stock Option Award Agreement. (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 23, 2015)

4827-8778-5716.9

10.3#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Restricted Stock Award Agreement. (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 23, 2015)
10.4

Services Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232))

10.5

Software License Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232))

10.6#

Form of Indemnification Agreement entered into between LM Funding America, Inc. and its directors and officers. (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)

10.7#

Amended and Restated Employment Agreement of Bruce M. Rodgers, dated September 30, 202, by and between the Company and Bruce M. Rodgers (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 2, 2020)

10.8#

Amended and Restated Employment Agreement of Richard Russell, dated September 30, 202, by and between the Company and Richard Russell (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 2, 2020)

10.9#	Warrant Agreement dated January 25, 2021 between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 25, 2021)
10.10#

Letter Agreement, dated January 25, 2021, among LMF Acquisition Opportunities, Inc., its officers, its directors and LMFAO Sponsor, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on January 25, 2021)

10.11#

Registration Rights Agreement, dated January 25, 2021, among LMF Acquisition Opportunities, Inc., LMFAO Sponsor, LLC, and Maxim Partners LLC. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on January 25, 2021)

10.12#

Private Placement Warrants Purchase Agreement, dated January 25, 2021, between LMF Acquisition Opportunities, Inc. and LMFAO Sponsor, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on January 25, 2021)

10.13	Loan Agreement, dated December 14, 2020, between LMFA Financing LLC and Esousa Holdings LLC (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 31, 2021)
10.14

Settlement Agreement and Stipulation, dated December 14, 2020, between LMFA Financing LLC and Borqs Technologies Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 31, 2021)

10.15

Master Loan Receivables Purchase and Assignment Agreement dated December 10, 2020, between LMFA Financing LLC and Partners for Group V, L.P. and Partners for Growth IV, L.P. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 31, 2021)

10.16	Borqs Convertible Note dated February 24, 2021, between LMFA Financing LLC and Borqs Technologies Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 31, 2021)
10.17*	Form of Common Warrant (filed as Exhibit 4.8).
10.18*	Form of Underwriter’s Warrant (filed as Exhibit 4.10)
10.19*	Form of Lock-Up Agreement (included in Exhibit 1.1).
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on March 31, 2021)
23.1	Consent of MaloneBailey, LLP independent registered public accounting firm.
23.2*	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the initial Registration Statement).

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*	To be filed by amendment
#	Indicates a management contract or compensatory arrangement.

(b) Financial Statement Schedules.

All schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Act to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable,

4827-8778-5716.9

each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 9th day of September, 2021.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chief Executive Officer and Chairman of the Board

We, the undersigned directors and officers of LM Funding America, Inc., hereby severally constitute and appoint Bruce M. Rodgers and Richard Russell, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bruce M. Rodgers	Chief Executive Officer and Chairman of the Board	September 9, 2021
Bruce M. Rodgers	(Principal Executive Officer)

/s/ Richard Russell	Chief Financial Officer	September 9, 2021
Richard Russell	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carollin Gould	Director	September 9, 2021
Carollin Gould

/s/ Andrew Graham	Director	September 9, 2021
Andrew Graham

/s/ Frank Silcox	Director	September 9, 2021
Frank Silcox

/s/ Douglas McCree	Director	September 9, 2021
Douglas McCree

S-1

Signature	Title	Date
/s/ Joel E. Rodgers, Sr.	Director	September 9, 2021
Joel E. Rodgers, Sr.

/s/ Frederick Mills	Director	September 9, 2021
Frederick Mills

S-2